Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement (No. 333-128202, No. 333-134249 and No. 333-208051) on Forms S-8 and the Registration Statement (No. 333-146121 and No. 333-157631) on Forms S-3 of Parke Bancorp, Inc. and Subsidiaries of our report dated March 31, 2021, relating to the consolidated financial statements of Parke Bancorp, Inc. and Subsidiaries, appearing in this Annual Report on Form 10-K of Parke Bancorp, Inc. and Subsidiaries for the year ended December 31, 2020.

/s/ RSM US LLP
Blue Bell, Pennsylvania
March 31, 2021